UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

TYPHOON TOUCH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-52130	20-3387991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 South Carson Street, Suite #4, Carson City, Nevada 89701		89701
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		775-881-3326

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  – OTHER EVENTS

Litigation Update

On May 27, 2008, Typhoon Touch Technologies, Inc. (“Typhoon”)  entered into a Settlement Agreement with Electrovaya Inc. (TSX: EFL) to settle the patent infringement lawsuit brought against Electrovaya by Typhoon and Nova Mobility Systems, Inc. for an undisclosed sum representing a royalty payment of at least 20% on past and future sales of its Scribbler Tablet PC’s in the United States. Additionally, Electrovaya formally recognized the validity of Typhoon’s patents at issue in the litigation and acknowledged infringement of one or more of the patent claims.

The Complaint against Electrovaya was part of a larger Complaint against a number of defendants  filed by Blank Rome LLP in December of 2007 on behalf of the plaintiffs in the United States District Court, Eastern District of Texas, Tyler Division, Case No. 6:07-cv-546. On March 25, 2008, Typhoon expanded its suit to encompass additional defendants alleged to be selling infringing products.

The information in this current report on Form 8-K and exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless we specifically incorporate the foregoing information into those documents by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.   N/A

(b) Pro forma financial information.   N/A

(c) Exhibits.

As described in Item 8.02 of this Report, the following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated May 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THE REGISTRANT

By:

/s/ James G. Shepard

_________________________________
James G. Shepard
President, Chief Executive Officer and Director
and a Member of the Board of Directors

Dated: May 28, 2008